Exhibit 5

November 2, 2004

The Colonial BancGroup, Inc.

One Commerce Street, Suite 800

Montgomery, Alabama 36104

Re:	Registration Statement on Form S-3 relating to the offering on a delayed and continuous basis of the common, preference and/or debt securities of The Colonial
BancGroup, Inc., the total of which, in the aggregate, will not exceed
$500,000,000

Gentlemen:

We have acted as counsel for The Colonial BancGroup, Inc., a Delaware corporation (the “Company”), in connection with the proposed offering, from time to time, of up to an aggregate amount of $500,000,000 of common stock, par value $2.50 per share (the “Common Stock”), preference stock, par value $2.50 per share (the “Preference Stock”), debt securities (the Debt Securities”), and any combination of the Common Stock, the Preference Stock and the Debt Securities (collectively, the “Securities”). We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of the registration statement on Form S-3 referred to in the caption above (the “Registration Statement”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at periods and on terms to be set forth in one or more supplements to the prospectus (the “Prospectus”) contained in the Registration Statement (each, a “Prospectus Supplement”). This opinion is being delivered at your request in connection with the filing of the Registration Statement. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

In rendering this opinion we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original

The Colonial BancGroup, Inc.

November 2, 2004

documents of all documents submitted to us as copies or drafts of documents to be executed. We have further assumed that:

1. The issuance, sale, amount and terms of Securities to be offered from time to time by the Company will be duly authorized and determined by proper action of the Board of Directors (or, where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Certificate of Incorporation, the By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and such Board Action will not have been modified or rescinded.

2. The Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act and will not have been terminated or rescinded.

3. A Prospectus Supplement as contemplated by the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby.

4. Any Debt Securities will be issued under a valid and binding indenture in substantially the form of the indenture we have previously reviewed (an “Indenture”) to be entered into by the Company and a trustee (the “Trustee”), such Indenture will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and the Indenture and the Debt Securities as executed and delivered will comply with the Certificate of Incorporation, the By-Laws and all applicable laws and regulations and will not result in a default under or a breach of any agreement or instrument binding upon the Company.

5. Prior to the issuance of any shares of Common Stock or Preference Stock, there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preference Stock, as the case may be, and all action necessary to the creation of any such Preference Stock, whether by amendment to the Certificate of Incorporation or otherwise, will have been taken.

6. Appropriate certificates, representing the shares of Common Stock or Preference Stock will be executed and delivered upon issuance and sale of any shares of Common Stock or Preference Stock, and will comply with the Certificate of Incorporation, the By-Laws and all applicable laws and regulations.

The Colonial BancGroup, Inc.

November 2, 2004

7. A definitive underwriting, subscription or purchase agreement with respect to the Securities (each, an “Underwriting Agreement” and collectively, the “Underwriting Agreements”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be a valid and binding contract that conforms to the descriptions thereof set forth in the Prospectus or the applicable Prospectus Supplement.

8. At the time of the issuance and sale of any Debt Securities, (a) an Indenture will have been duly executed and delivered by the Company, (b) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (c) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture, (d) the Indenture will have been duly authorized, executed and delivered by the Trustee, enforceable against the Trustee in accordance with its terms, (e) the Trustee will be in compliance, generally and with respect to its performance under the Indenture, with all applicable laws and regulations, and (f) the Trustee will have the requisite legal power and authority to perform its obligations under the Indenture.

9. All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

10. There will not have occurred any change in the law affecting the validity or enforceability of the Securities.

Based on the foregoing, and upon such additional investigation of law as we have deemed necessary, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2. Upon due authorization by Board Action of an issuance of Debt Securities, and upon due execution, authentication, issuance and delivery of such Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, such Debt Securities, the applicable Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, or upon due execution, authentication, issuance and delivery of such Debt Securities pursuant to the proper conversion of one or more series of Securities convertible into Debt Securities, such Debt Securities will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter affecting creditors’ rights generally, and the application of general

The Colonial BancGroup, Inc.

November 2, 2004

principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity.

3. Upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of certificates for such shares of Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, or upon issuance and delivery of certificates for such shares of Common Stock pursuant to the proper conversion of one or more series of Securities convertible into shares of Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable, and under the laws of the State of Delaware, no personal liability will attach to the ownership of the shares of Common Stock.

4. When a series of Preference Stock (and securities of any class or series into which any such Preference Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Certificate of Incorporation and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of Preference Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such series of Preference Stock pursuant to the proper conversion of one or more series of Securities convertible into shares of such series of Preference Stock, the shares of such series of Preference Stock represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable.

The opinions herein are limited to the corporate laws of the State of Delaware. To the extent that any of the documents or instruments referred to herein are governed by the corporate laws of any jurisdiction other than the State of Delaware, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Delaware. This opinion concerns only the effect of the laws of the State of Delaware (exclusive of securities or “blue sky” laws and the principles of conflicts of laws) as currently in effect. This opinion is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This opinion is also subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, and (ii) the application of general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity.

The Colonial BancGroup, Inc.

November 2, 2004

This opinion is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency (other than with the Commission as provided in the following paragraph) or otherwise circulated or utilized for any other purpose without our prior written consent.

This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to the use of our name beneath the caption “Legal Opinions” in the Prospectus and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Sincerely,

MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

/s/ Miller, Hamilton, Snider & Odom, L.L.C.